Exhibit 4.1

HOLOGIC, INC.

5.250% SENIOR NOTES DUE 2022

INDENTURE

Dated as of July 2, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF RESTRICTED LEGEND
Exhibit C	FORM OF TEMPORARY OFFSHORE GLOBAL NOTE LEGEND
Exhibit D	FORM OF DTC LEGEND
Exhibit E	FORM OF REGULATION S CERTIFICATE
Exhibit F	FORM OF RULE 144A CERTIFICATE
Exhibit G	FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE
Exhibit H	FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP
Exhibit I	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of July 2, 2015, among Hologic, Inc., a Delaware corporation, as issuer, the Subsidiaries of the Company listed on the signature page hereto and Wells Fargo Bank, National Association, as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“2020 Notes” means the Company’s 6.25% Senior Notes due 2020.

“Acquired Non-Investment Grade Securities” shall mean any and all investment securities (including equity securities listed on a national securities exchange) acquired by the Company and/or any Restricted Subsidiary of the Company in any prior or future acquisition permitted by this Indenture or any other acquisition that constitutes a Permitted Investment, which are not Investment Grade Securities or securities issued by an Affiliate of such Subsidiary, a Subsidiary of the Company or the Company, to the extent that such investment securities were owned by such Subsidiary at the time of such prior or future acquisition or any other acquisition that constitutes a Permitted Investment, as applicable (and were not acquired in contemplation thereof).

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes having the same terms in all respects as the Initial Notes, or in all respects as the Initial Notes (except the issue date, issue price and the date of the first payment of interest on the Additional Notes if the Additional Notes are issued after the first payment of interest on the Notes).

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether now or hereafter pending or, to the knowledge of any authorized officer of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Restricted Subsidiaries or any property of the Company or any of its Restricted Subsidiaries.

“Affiliate” means, with respect to any specified Person: any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No

Receivables Entity or Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar, co-Registrar or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the Redemption Price of such Note at July 15, 2018 (exclusive of accrued and unpaid interest to the Make-Whole Redemption Date), such Redemption Price being set forth in the table appearing in Section 3.07(a), plus (2) all scheduled interest payments due on such Note from the Make-Whole Redemption Date through July 15, 2018 (exclusive of accrued and unpaid interest to the Make-Whole Redemption Date), computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points, over (B) the principal amount of such Note.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each such sale, lease, transfer, disposition, merger, consolidation or similar transaction referred to for the purposes of this definition as a “disposition”) (but, for the avoidance of doubt, not including the issuance by the Company of its Capital Stock), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(a) a disposition by a Restricted Subsidiary (including by way of merger) to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (including, without limitation, through the issuance of Capital Stock of the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary);

(b) for purposes of Section 4.10 only, a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 4.07 or that constitutes a Permitted Investment;

(c) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(d) a disposition of assets with a Fair Market Value of less than or equal to $50.0 million in any single transaction or series of related transactions;

(e) sales, leases or subleases or other dispositions of damaged, worn-out, surplus or obsolete equipment or assets (including real property) that, in the Company’s reasonable judgment, is or are no longer economically practical, commercially desirable to maintain or used or useful in the business of the Company or its Subsidiaries (including, without limitation, in connection with scheduled maintenance);

(f) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(g) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(h) leases or subleases to third Persons (including to an Unrestricted Subsidiary) in the ordinary course of business;

(i) (x) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business or (y) any other exchange for replacement property or for credit to purchase similar replacement property;

(j) (i) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business, (ii) the disposition of leasehold improvements or leased assets in connection with the termination of any operating lease and (iii) disposition of any Discontinued Real Property;

(k) any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(l) foreclosures, condemnation, expropriation, eminent domain or any similar action on assets of the Company or any of the Restricted Subsidiaries;

(m) (i) the sale, lease, license, assignment or discount or other disposition of inventory (or other tangible or intangible assets), accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable and (ii) dispositions of Investments or accounts receivable in connection with the compromise, settlement or other collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(n) (i) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business and (ii) Permitted Licenses;

(o) any surrender or waiver of contract rights or tort or other claims, in connection with the compromise, settlement, release or surrender thereof in connection with tort or other litigation claims or in bankruptcy or similar proceedings (and exclusive of factoring or similar arrangements);

(p) the unwinding of any Hedging Obligations or any Swap Obligations;

(q) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) (i) the abandonment of intellectual property rights (including Permitted Licenses) that in the reasonable good faith determination of the Company are either not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or no longer economically practical to maintain, (ii) the transfer of intellectual property rights (including Permitted Licenses) in settlement of (x) any dispute or litigation with governmental regulatory authorities or otherwise to comply with any legal or regulatory requirement or (y) any dispute or litigation with third parties and (iii) the transfer of non-core intellectual property rights that do not materially interfere with the conduct of the Company’s or any of its Subsidiaries’ business or materially detract from the value thereof (in the case of this clause (iii), as determined in good faith by the Company);

(s) a disposition of cash, Temporary Cash Investments or Investment Grade Securities;

(t) the creation of a Lien (but not the sale or other disposition of the Property subject to such Lien);

(u) any disposition of any assets and/or Capital Stock acquired in connection with any acquisition consummated prior to the Issue Date (including, without limitation, the Gen-Probe Acquisition) or any future acquisition permitted by this Indenture that the Company has determined are non-core; provided that the consideration received in respect thereof shall at least equal the Fair Market Value of such disposed assets or Capital Stock and the Company shall apply all cash proceeds therefrom as Net Cash Proceeds of an Asset Disposition (it being understood and agreed that this proviso shall not apply with respect to the disposition of any assets or Capital Stock acquired in connection with the Gen-Probe Acquisition that the Company in its good faith judgment determines are non-core, which assets or Capital Stock are permitted to be disposed of under the Senior Secured Credit Facilities, as in effect on the date of this Indenture, without any fair value requirement);

(v) the sale, transfer, liquidation or other disposition of Acquired Non-Investment Grade Securities;

(w) dispositions of mutual funds and other Investments permitted to be made pursuant to clause (5) of the definition of “Permitted Investment”;

(x) the Permitted Gen-Probe Asset Sale;

(y) any disposition of any minority investments or other investment securities owned or held by the Company or a Restricted Subsidiary, in each case which are not Investment Grade Securities and are so owned or held on or prior to the Issue Date; and

(z) any disposition of assets not used or useful in the business of the Company and its Restricted Subsidiaries acquired in connection with (i) any acquisition or Permitted Investment (or any other Restricted Investment) permitted under this Indenture within 270 days thereof and (ii) any acquisition consummated prior to the Issue Date (it being understood and agreed that (x) cash and Temporary Cash Investments shall not constitute non-core assets and (y) Acquired Non-Investment Grade Securities shall constitute non-core assets); provided that, in regards to any acquisition consummated prior to the Issue Date, any acquisition permitted hereunder or other acquisition constituting a Permitted Investment (or a Restricted Investment) permitted under this Indenture, the aggregate amount of assets disposed of pursuant to this clause (z) shall not exceed the greater of (A) 25% of the net purchase price of such acquisition and (B) 1.5% of Total Assets.

For purposes of determining compliance with this definition, (A) Asset Dispositions need not be consummated solely by reference to one category of Asset Dispositions described above but are permitted to be incurred in part under any combination thereof and (B) in the event that an Asset Disposition (or any portion thereof) meets the criteria of one or more of the categories of Asset Dispositions described above, the Company may, in its sole discretion, classify such Asset Disposition (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify an Asset Disposition in more than one of the types of Asset Dispositions in one of the above clauses.

“Attributable Receivables Indebtedness” at any time shall mean the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of days from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered in respect of a Change of Control and the Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60 day period, the rating of the Notes is under publicly announced consideration for possible downgrade by both of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock or any other rights to subscribe to or otherwise acquire such Capital Stock.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

(B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction by reason of such holders owning stock in the Company immediately before the transaction; or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

“Change of Control Repurchase Event” means (a) prior to the occurrence of a Suspension Event, a Change of Control and (b) after the occurrence of a Suspension Event, a Change of Control together with a Below Investment Grade Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collaboration Agreement” means any collaboration, development, co-development, joint development, marketing, co-marketing or cross license agreement or any similar arrangement entered into between the Company or any Restricted Subsidiary and any third party (other than a Subsidiary).

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Hologic, Inc., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Company Order” means a written request or order signed in the name of the Company by its chairman of the board, chief executive officer, chief operating officer, chief financial officer, general counsel, president or a vice president, treasurer or an assistant treasurer, controller or an assistant controller, or its secretary or an assistant secretary, and delivered to the Trustee.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:

(1) expense and provision for taxes, paid or accrued (including any penalties and interest related thereto), including, without limitation, the U.S. medical device excise tax and any business license or state or other governmental franchise fees,

(2) Consolidated Interest Expense and charges, deferred financing fees, milestone payments in connection with any investment or series of related investments, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(3) Consolidated Depreciation and Amortization Expense,

(4) non-cash expenses, losses and charges and non-cash revenue loss recorded in respect of purchase accounting (including, but not limited to, revenue not recognized as a result of the write-up of accounts receivable), and non-cash or unrealized exchange, translation or performance expenses, losses and charges relating to any foreign currency hedging transactions or currency fluctuations,

(5) (i) any non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations and (ii) any other non-cash expenses, losses and charges (including, without limitation, incurred pursuant to any equity incentive plan or award or arising from any impairment of intangible assets or goodwill) except to the extent representing an accrual for future cash outlays,

(6) non-cash expenses, losses and charges pursuant to Accounting Standards Codification 715-20, Defined Benefit Plans—General and 715-30, Defined Benefit Plans—Pension (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 158 or related interpretations or guidance), and

(7) all costs or expenses incurred in connection with the payment or accrual of dividend equivalent rights pursuant to any equity incentive plan or award, but only to the extent that equivalent payments are being or have been made with respect to Capital Stock in the Company, minus (without duplication), to the extent included in Consolidated Net Income for such period, any other non-cash income or gain (except to the extent representing an accrual for future cash income or in respect of which cash or other assets were received in a prior period or will be received) and any unusual income or gain, all calculated for the Company and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis;

provided that to the extent included in Consolidated Net Income, (A) currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded in determining Consolidated Adjusted EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of Accounting Standards Codification 815, Derivatives and Hedging (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 133 or related interpretations or guidance) shall be excluded in determining Consolidated Adjusted EBITDA.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, amortization in relation to terminated Hedging Obligations or Swap Obligations and amortization of intangibles, including, but not limited to, goodwill, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of the Company during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Adjusted EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the Incurrence or repayment of any Indebtedness and the issuance, maturity, redemption, conversion, exchange or repurchase of any Disqualified Stock or preferred stock, as applicable, of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred on the first day of the applicable Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For purposes of this definition, whenever pro forma effect is to be given to any such Investment, acquisition, disposition, merger, consolidation or disposed operation, the pro forma calculations shall be made in good faith by the Company, giving effect to any synergies and cost savings reasonably expected to be achieved as a result of such Investment, acquisition, disposition, merger, consolidation or disposed operation, whether or not they could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto. In addition, for purposes of any calculation of this Consolidated Fixed Charge Coverage Ratio for any Four Quarter Period, without duplication of the foregoing, the Company may give pro forma effect to any operating expense reductions and other operating improvements, cost savings or synergies reasonably expected to be achieved (as certified in an Officers’ Certificate) within 18 months after the date of such Investment, acquisition, disposition, merger, consolidation or disposed operation to the extent such operating expense reductions and other operating improvements, cost savings or synergies are not already reflected in the Company’s Consolidated Adjusted EBITDA.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense for such period; plus

(2) the amount of all dividend payments on any series of Preferred Stock (including any Designated Preferred Stock) or Disqualified Stock of the Company or any Restricted Subsidiary (other than dividends paid or accrued in Qualified Capital Stock or dividends paid or accrued to the Company or a Wholly Owned Subsidiary) paid, accrued or scheduled to be paid or accrued during such period (without duplication).

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a) the interest expense, whether or not paid in cash, of the Company and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, capitalized interest and net payments, if any, pursuant to interest rate Hedging Obligations or Swap Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Hedging Obligations, Swap Obligations or other derivative instruments pursuant to Accounting Standards Codification 815, Derivatives and Hedging (but only to the extent of the information therein that was codified from Statement of Financial Accounting Standards No. 133 or related interpretations or guidance), (ii) amortization of deferred financing fees, and (iii) expensing of bridge or other financing fees; plus,

(1) imputed interest attributable to Capital Lease Obligations of the Company and its Restricted Subsidiaries for such period, plus

(2) commissions, discounts, yield and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period, plus

(3) amortization or write-off of debt discount or premium associated with Indebtedness of the Company and its Restricted Subsidiaries for such period, plus

(4) cash contributions to any employee stock ownership plan or similar trust made by the Company or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person in connection with Indebtedness incurred by such plan or trust for such period, plus

(5) all interest paid or payable with respect to discontinued operations of the Company or any of its Restricted Subsidiaries for such period, plus

(6) all interest on any Indebtedness of the Company or any of its Restricted Subsidiaries of the type described in clause (6) or (7) of the definition of “Indebtedness” for such period, less

(b) (1) interest income of the Company and its Restricted Subsidiaries for such period and (2) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes).

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded (without duplication):

(1) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries;

(2) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions;

(3) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(A) of Section 4.07(a), the undistributed earnings of any Restricted

Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract or other undertaking to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its Property or to which such Person or any of its property is subject;

(4) any fees, expenses, charges or losses recognized during such period, or any amortization or write-off thereof for such period, in connection with the consummation of any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, recapitalization, mergers, refinancing transaction or amendment, waiver or other modification of any debt instrument or similar transactions (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring or unusual costs, expenses or losses recognized during such period as a result of any such transaction;

(5) any non-cash charges incurred pursuant to any equity incentive plan or award;

(6) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance) (including, for the avoidance of doubt, as a result of its application to Convertible Notes issued in exchange for other Convertible Notes);

(7) any unusual, non-recurring or extraordinary gain or loss, expense or charge (including, without limitation, any gains, losses, expenses or charges arising out of judgments or litigation settlements that arise out of litigation that exists on the Issue Date and is described in the Offering Circular);

(8) any income, loss, expense or charge (including, without limitation, transaction fees and expenses) for such period attributable to the exchange or extinguishment of Indebtedness, together with any related provision for taxes on any such income;

(9) any net after-tax gains or losses attributable to asset dispositions (including any Qualified Receivables Transaction) other than in the ordinary course of business, as determined in good faith by the Company;

(10) any non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Indebtedness;

(11) expenses, losses and charges with respect to casualty events or business interruption;

(12) any unusual expenses, losses or charges, including, without limitation, any pre-opening, opening, restructuring, closure, integration, transition and similar expenses, losses or charges accrued during such period, including any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the Company and its Restricted Subsidiaries, including, without limitation, the sale, disposal, closing, abandonment or discontinuance of assets (other than in the ordinary course of business), facilities or operations, severance and curtailments or modifications to pension and post-retirement employee benefit plans, retention payments in connection therewith, asset write-downs or asset disposals, write-downs for purchase and lease commitments, write-downs of excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized and any related costs of exiting products or product lines;

(13) any contingent or deferred obligations (including, but not limited to, obligations in connection with severance, retention, earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) incurred in connection with any acquisition made prior to the Issue Date or any future acquisition permitted under this Indenture; and

(14) expenses, losses and charges incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or disposition permitted under this Indenture, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 12 months of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 12 months).

There shall be excluded from Consolidated Net Income for any period (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities, (ii) any non-cash charges recorded in respect of intangible assets, including goodwill, and (iii) the purchase accounting effects of in process research and development expenses and adjustments to property, inventory, accounts receivable (including revenue not recognized as a result of the write up of accounts receivable) and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and its Subsidiaries), in the case of clause (iii), as a result of any acquisition consummated prior to the Issue Date or any future acquisition permitted under this Indenture, or the amortization or write-off of any amounts thereof.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness that is secured by a Lien on the Property of the Company or any Restricted Subsidiary minus the amount of unrestricted cash and cash equivalents then held by the Company and its Restricted Subsidiaries as of such date to (ii) Consolidated Adjusted EBITDA of the Company during the Four Quarter Period ending on or prior to such date, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis in accordance with GAAP required to be reflected as “indebtedness” on a consolidated balance sheet of the Company in accordance with GAAP (other than Indebtedness described in clause (4) of the definition of “Indebtedness” in respect of drawings thereunder to the extent such drawings are reimbursed within 10 Business Days after the date of such drawing) plus (ii) the principal amount of any obligations of any Person (other than the Company or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Company or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Company).

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Indebtedness of the Company or any Restricted Subsidiary minus the amount of unrestricted cash and cash equivalents then held by the Company and its Restricted Subsidiaries as of such date to (ii) Consolidated Adjusted EBITDA of the Company during the Four Quarter Period ending on or prior to such date, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Convertible Note Repayment Event” means the repurchase, redemption, repayment, exchange or conversion of a Convertible Note by the Company under the terms of the applicable Convertible Note including, but not limited to, (i) the repurchase of Convertible Notes which the Company is required to repurchase at the option of the holder; (ii) the redemption of Convertible Notes which the Company has the option to call or otherwise redeem from the holder thereof, (iii) the payment by the Company of cash upon the conversion of any Convertible Notes in lieu of shares or (iv) the exchange of Convertible Notes by the Company in accordance with the terms of the applicable Convertible Notes.

“Convertible Note Repayment Obligations” means any cash payment paid or to be paid by the Company or any of its Subsidiaries (i) to a holder of a Convertible Note upon the occurrence of a Convertible Note Repayment Event including, without limitation, the purchase price in regards to the Convertible Note being purchased or repurchased and/or all cash payments of principal, premium, interest, accretion and fees incurred in connection with any redemption, purchase or repurchase in connection with such Convertible Note Repayment Event and/or (ii) on account of any recapture taxes (or any other applicable taxes) due by the Company or any of its Subsidiaries in respect thereto, in each case, in connection with the redemption, repayment, repurchase, conversion or exchange thereof upon a Convertible Note Repayment Event.

“Convertible Note Repayment Reserve” means cash reserves which may be established by the Company, in its discretion, to fund future Convertible Note Repayment Obligations. The Convertible Note Repayment Reserve (x) shall be invested in cash, Investment Grade Securities or Temporary Cash Investments held in an unrestricted general corporate deposit account of the Company and (y) for the avoidance of doubt, may be applied to the purchase or repurchase of Convertible Notes including pursuant to the purchase or repurchase of such Convertible Notes through negotiated or open market transactions.

“Convertible Notes” means (i) the 2.00% Convertible Exchange Senior Notes due 2037 issued by the Company pursuant to the Base Indenture and that certain Second Supplemental Indenture dated as of November 23, 2010 by and between Wilmington Trust Company, as trustee and the Company, (ii) the 2.00% Convertible Senior Notes due 2042 issued by the Company pursuant to the Base Indenture and that certain Third Supplemental Indenture dated as of March 5, 2012 by and between Wilmington Trust Company, as trustee and the Company, (iii) the 2.00% Convertible Senior Notes due 2043 issued by the Company pursuant to the Base Indenture and that certain Third Supplemental Indenture dated as of February 21, 2013 by and between Wilmington Trust Company, as trustee and the Company and (iv) any other series of convertible notes that may be issued to refinance such Convertible Notes or in exchange therefor.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall principally be administered, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services-Administration for Hologic, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC, or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Designated Noncash Consideration” means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated by the Company as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of or realization upon such Designated Noncash Consideration (or receipt of cash in respect thereof), which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 4.10.

“Designated Preferred Stock” means Preferred Stock of the Company that is issued for cash (other than to a Subsidiary of the Company) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issue date thereof, the cash proceeds of which are excluded from the calculation set forth in Sections 4.07(a)(3)(B), 4.07(a)(3)(C), and 4.07(b)(2).

“Discontinued Real Property” means all or any portion of real property owned or leased by the Company or a Restricted Subsidiary which, in the good faith judgment of the Company, is no longer used or useful in the business of the Company and its Restricted Subsidiaries.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; or

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Section 4.10 and Section 4.13; and provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be requested to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory regulations.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of any political subdivision of the United States.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Excluded Disregarded Entity” means any Subsidiary of (i) the Company substantially all of the assets of which are Equity Interests in one or more Foreign Subsidiaries that are controlled foreign corporations under Section 957 of the Code and (ii) a Foreign Subsidiary.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession but excluding, for the avoidance of doubt, Regulation G and Item 10(e) of Regulation S-K promulgated by the Commission.

“Gen-Probe Acquisition” means the acquisition by the Company of 100% of the Capital Stock of Gen-Probe Incorporated, which was completed on August 1, 2012.

“Global Note” means a Note in registered global form without interest coupons.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (2) of the definition of “Permitted Investment”.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means the Person in whose name a Note is registered on the Note Register.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) to the extent not otherwise included in this definition, Hedging Obligations or Swap Obligations of such Person;

(7) all Attributable Receivables Indebtedness;

(8) all obligations of the type referred to in clauses (1) through (7) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled; provided that to the extent such payment is fixed and determinable (and not otherwise contingent), the amount is paid within 120 days after the date such payment becomes fixed and determinable (and not otherwise contingent), (ii) obligations incurred under ERISA or related to deferred employee or director compensation shall not constitute Indebtedness under this Indenture and (iii) the term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

Solely for purposes of determining compliance with Section 4.09:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3) changes in value of Indebtedness attributable to movement in the mark-to-market valuation thereof; and

(4) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to repurchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Subsidiary Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided that such firm is not an Affiliate of the Company.

“Initial Notes” means the $1,000,000,000 aggregate principal amount of the 5.250% Senior Notes due 2022 of the Company issued pursuant to this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” (as defined) in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Interest Payment Date” means January 15 or July 15 of each year, as applicable.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, (iv) any Designation of a Subsidiary as an Unrestricted Subsidiary or (v) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07. For purposes of covenant compliance, (i) the amount of any Investment shall be the original cost of such Investment of the type described in clauses (i) and (iii) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but, giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment) and (ii) any modification, replacement, renewal or extension of an Investment (or any other conversion or exchange of one type of an Investment to or for another type of an

Investment) shall be permitted (and shall not be deemed to constitute another Investment) so long as the initial Investment was permitted and the amount of such Investment (after giving effect to such modification, replacement, renewal, extension, conversion or exchange) is not increased thereby other than as otherwise permitted by the definition of “Permitted Investment” herein or Section 4.07 (including, without limitation, by using the unused portion of any baskets set forth therein).

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investment Grade Securities” means:

(i) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Temporary Cash Investments),

(ii) investments in any fund that invests exclusively in investments of the type described in clause (i) of this definition which fund may also hold immaterial amounts of cash pending investment and/or distribution,

(iii) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition, and

(iv) securities that have a Moody’s rating of Baa3 or better and an S&P rating of BBB- or better and in each case with maturities not exceeding two years from the date of acquisition.

“Issue Date” means July 2, 2015.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, all purchase price adjustments, earn-outs and contingency payment obligations to which a seller may become entitled after the closing of such Asset Disposition and all holdbacks, in each case, only as and when received in cash, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of (without duplication):

(1) all legal, accounting, title and transfer or recording tax expenses, broker’s fees or commissions and other fees and expenses (including, without duplication, any repatriation costs associated with receipt by the applicable taxpayer of such proceeds) incurred, and all Federal, state, provincial, foreign and local taxes (whether on account of income, gains or otherwise) required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to the other parties to the applicable Collaboration Agreement or to the minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary; and

(6) the amount of any purchase price adjustment, contingent or deferred payment obligation, earn-out, non-compete payments and consulting payments or any other payment obligations that the Company and/or any Restricted Subsidiary is obligated to pay to another Person in connection with an Asset Disposition.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 4.07, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage fees, consultation fees, underwriting discounts and commissions and other reasonable costs and expenses associated therewith, placement agent, arranger and commitment fees, ticking fees, taxes and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Notes” means the Initial Notes and the Additional Notes, if any, issued by the Company pursuant to this Indenture.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the specified Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the President or a Vice President, the Treasurer or an Assistant Treasurer, the Controller or an Assistant Controller, or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Offering Circular” means the offering circular of the Company, dated June 18, 2015, related to the offering of the Notes and related Subsidiary Guarantees.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel delivered to the Trustee, which counsel may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including, without limitation, any other business acquired in connection with an acquisition permitted under this Indenture and any services, activities or business incidental or directly related or similar thereto or any line of business that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Gen-Probe Asset Sale” means the sale and/or sale leaseback transaction involving the real property interests (fee, leasehold or otherwise) located in San Diego, California then owned by Gen-Probe Incorporated that generates net cash proceeds of less than or equal to $250.0 million.

“Permitted Investment” means:

(1) Investments in the Company or any Restricted Subsidiary;

(2) Investments in any Person which, (a) is, or as a result of such Investment becomes, a Restricted Subsidiary or (b) as a result of such Investment is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; and, in each case, any Investment held by such Person not acquired in contemplation of such Person’s acquisition by the Company;

(3) Investments in any Person to the extent such Investments consist of Hedging Obligations or Swap Obligations otherwise permitted under Section 4.09;

(4) Investments in the Notes;

(5) Investments (x) in cash, Temporary Cash Investments, Investment Grade Securities and Acquired Non-Investment Grade Securities or (y) made by the Company and its Restricted Subsidiaries in connection with their respective qualified or non-qualified deferred compensation plans;

(6) Investments in existence on the Issue Date not otherwise constituting a Permitted Investment under clause (1) above, and any extension, modification or renewal of any such Investments existing or made pursuant to legally binding written contracts in existence on the Issue Date;

(7) loans and advances, and Guarantees of such loans and advances, to officers, directors consultants, employees, customers and suppliers in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $25.0 million;

(8) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(9) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(10) Investments in a Receivables Entity, or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest;

(11) Investments in any joint ventures in an amount outstanding at any one time not to exceed the greater of $500.0 million or 6.0% of Total Assets (with the Fair Market Value of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) any Investments made solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that the amount thereof is excluded from Section 4.07(a)(3)(B);

(13) Investments in any Person to the extent such Investment represents the noncash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.10 or (B) a disposition of assets not constituting an Asset Disposition (except as a result of clause (b) thereof);

(14) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(15) Investments among the Company and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of the Company and its Subsidiaries;

(16) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(17) advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(18) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(19) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(20) lease, utility and other similar deposits in the ordinary course of business;

(21) Investments consisting of the licensing or contribution of intellectual property pursuant to manufacturing agreements, Collaboration Agreements or similar agreements or arrangements with other Persons;

(22) Investments consisting of purchases and acquisitions of inventory, intellectual property, supplies, materials and equipment or purchases of contract rights or leases of personal property, in each case in the ordinary course of business;

(23) guarantees (including Guarantees) of Indebtedness permitted under Section 4.09 and performance guarantees consistent with past practice;

(24) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(25) any Spread Overlay Agreements to the extent constituting an Investment;

(26) Investments acquired after the Issue Date arising as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(27) Investments consisting of Permitted Licenses; and

(28) all other Investments (including, without limitation, in a Permitted Business) in an aggregate amount, taken together with all other Investments made pursuant to this clause (28) that are at that time outstanding, not to exceed the greater of $500.0 million or 6.0% of Total Assets.

In connection with any assets or property contributed or transferred to any Person as an Investment, the Fair Market Value of such assets or property shall be measured at the time of such Investment and shall not give effect to any subsequent changes in value.

“Permitted Licenses” means (i) any licenses, sublicenses or cross licenses (collectively, “licenses” for purposes of this paragraph) granted by the Company or a Restricted Subsidiary thereof to third parties or by a third party to the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) any licenses granted by the Company or a Restricted Subsidiary thereof to third parties in settlement of any dispute or litigation with third parties or governmental regulatory authorities or otherwise to comply with any legal or regulatory requirement; (iii) any licenses entered into with a third party in connection with any strategic collaboration (including without limitation any Collaboration Agreement) or any marketing, co-marketing, distribution, manufacturing, outsourcing, supply or joint venture agreement or any similar arrangement; (iv) licenses granted by the Company or a Restricted Subsidiary thereof to third parties or by a third party to the Company or any of its Restricted Subsidiaries that do not materially interfere with the business as conducted on the Issue Date or any other business acquired in connection with any acquisition permitted under this Indenture and any businesses similar, related, ancillary or incidental thereto, or that is an adjunct thereto, or a reasonable extension, development or expansion thereof; (v) the licensing of any non-core intellectual property; and (vi) licenses of intellectual property to any Person for an application other than the application for which the Company or its Subsidiaries use such intellectual property or the transfer or licensing of any non-core intellectual property, in the case of each of clauses (i), (iv), (v) and (vi) above, which do not materially interfere with the conduct of the Company’s and its Restricted Subsidiaries’ business, taken as a whole or materially detract from the value thereof and (vii) any license of intellectual property by the Company and/or any of its Restricted Subsidiaries to the Company and/or any of its Restricted Subsidiaries provided that such license is made in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, repairmen’s, materialmen’s, landlord’s and mechanics’ Liens, in each case for sums not yet more than 30 days overdue or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, defects or irregularities of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness;

(6) (i) Liens on assets of Foreign Subsidiaries or Non-Guarantor Subsidiaries securing Indebtedness of such Foreign Subsidiary or other Non-Guarantor Subsidiary permitted to be Incurred pursuant to Section 4.09, (ii) Liens to secure Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(1) and other Obligations in respect thereof, (iii) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(12)(A) (provided that such Liens extend only to property or assets being purchased, leased, constructed or improved), (iv) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(12)(B), (v) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(11) (provided that the relevant Guarantee constituting such Indebtedness is Guaranteeing Indebtedness or other Obligations of the Company or any other Restricted Subsidiary as a Guarantor that are secured as permitted hereby) and (vi) Liens to secure any Indebtedness permitted to be Incurred pursuant to Section 4.09, provided that, in the case of this clause (vi), at the time of the Incurrence of such Secured Indebtedness and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 4.0 to 1.0;

(7) Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (6)(ii));

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided that the Liens do not extend to any other property owned by such Person that becomes a Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided that the Liens do not extend to any other property owned by such Person that becomes a Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Non-Guarantor Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(11) Liens securing Hedging Obligations or Swap Obligations so long as such Hedging Obligations or Swap Obligations are permitted to be Incurred under this Indenture;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Company or the Subsidiary Guarantors, (b) Liens on the property of any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor in favor of the Company or any other Restricted Subsidiary of the Company and (c) Liens on the property of any Subsidiary of the Company that is not a Restricted Subsidiary of the Company in favor of the Company or any of its Restricted Subsidiaries;

(14) (x) leases or subleases granted to third parties entered into in the ordinary course of business or consistent with past practice, in each case which do not materially interfere with the conduct of the business of the Company and the Restricted Subsidiaries and which do not secure any Indebtedness, (y) Liens arising under, pursuant to, as a result of or in connection with Permitted Licenses and (z) any other Liens (not securing Indebtedness) arising under, pursuant to, or as a result of, Collaboration Agreements or joint venture agreements;

(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default;

(16) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) Liens on the Capital Stock of Unrestricted Subsidiaries;

(23) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s supplier at which such equipment is located;

(24) Liens arising in connection with and/or from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens (i) solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder or (ii) consisting of an agreement to dispose of any property (A) permitted to be sold pursuant to Section 4.10 and otherwise permitted to be sold hereunder or (B) not prohibited to be sold hereunder;

(29) (x) Liens on securities that are the subject of repurchase agreements permitted hereunder and (y) restrictions on transfers under applicable securities laws;

(30) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(31) Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;

(32) ground leases in respect of real property owned or leased by the Company or any of its Subsidiaries and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary (including, without limitation and for the avoidance of doubt, any interest or title of a lessor under any lease of real estate permitted hereunder);

(33) three-way technology escrow agreements entered into in the ordinary course of business using reputable escrow agents in connection with the license, development and distribution agreements of the Company or the Restricted Subsidiaries, pursuant to which intellectual property of the Company or the Restricted Subsidiaries, as applicable, are placed in escrow for the benefit of the party to the agreement; provided that (i) the escrowed technology or intellectual property is only released to the party to the agreement upon the bankruptcy, cessation of business, repudiation of material obligations or similar industry standard trigger events of the Company or the Restricted Subsidiaries and (ii) upon such release, the use of the party to the agreement is limited to its internal use only, consistent with the manner in which the technology or intellectual property was used by the Company and/or the Restricted Subsidiaries on behalf of the party to the agreement prior to the technology’s or intellectual property’s release from escrow;

(34) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6)(iii), (6)(vi), (7), (8) or (9); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness described under clause (6)(iii), (6)(vi), (7), (8) or (9) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(35) (x) Liens on one or more escrow accounts in which the proceeds of the offering of the Notes issued on the Issue Date or other offerings of senior notes are placed, pending satisfaction of the conditions for release thereof, pursuant to customary escrow arrangements and (y) Liens of the applicable trustee in connection with any discharge and/or defeasance of the Convertible Notes and/or any other Indebtedness permitted hereunder on proceeds deposited with such trustee for such purpose to the extent not otherwise prohibited hereunder; and

(36) other Liens securing Indebtedness to the extent that such Indebtedness, immediately after giving effect to the Incurrence thereof and when taken together with all other Indebtedness secured by Liens Incurred pursuant to this clause (36) and outstanding on the date such other Lien is Incurred (but not including any Indebtedness being Refinanced with the proceeds of the Indebtedness being Incurred), does not exceed the greater of $500.0 million or 6.0% of Total Assets.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above at any time, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition at such time and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses at such time.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Product” means any product developed, acquired, produced, marketed or promoted by the Company or any of its Subsidiaries in connection with the conduct of a Permitted Business.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than (a) Disqualified Stock and (b) Designated Preferred Stock.

“Qualified Equity Offering” means the issuance and sale of Qualified Capital Stock of the Company in a bona fide public or private offering.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness permitted pursuant to Section 4.09(b)(1) shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(1) with respect to S&P, any of the following categories (any of which may include a “+” or a “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(2) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or a “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (“+” and “-” for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and:

(1) in either of clause (a) or (b), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings); and

(2) in the case of clause (b),

(A) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(B) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, purchase, redeem, substitute, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. For the avoidance of doubt, such Indebtedness may be Incurred subsequent to the repayment or extinguishment of other

Indebtedness that is being refinanced or replaced so long as the Incurrence of such Indebtedness was contemplated as of the date such other Indebtedness was repaid or extinguished. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (i) the Stated Maturity of the Indebtedness being Refinanced or (ii) the Stated Maturity of the Notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or, if Incurred with original issue discount, an aggregate accreted value at the time of issuance) that is equal to or less than the aggregate principal amount (or, if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any accrued interest thereon, any premium (including any prepayment or redemption premium) and any defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or Subsidiary Guarantees, as applicable, at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division - Corporate Finance Unit (or any successor unit) of the trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05(a) shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend in the form attached as Exhibit B hereto.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Property” means (a) any manufacturing facility (or portion thereof) owned by the Company or any Restricted Subsidiary of the Company (other than a Foreign Subsidiary, an Excluded Disregarded Entity or an Unrestricted Subsidiary) and located within the continental United States that, in the good faith opinion of the Company, is of material importance to the Company’s business taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value of property, plant and equipment (before deducting accumulated depreciation) is less than 2% of the Company’s Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available; or (b) any Capital Stock of any Subsidiary of the Company owning a manufacturing facility (or a portion thereof) covered by clause (a). As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process administration, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring the Note (or beneficial interest therein) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries that is secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A) any obligation of such Person to the Company or any Subsidiary;

(B) any liability for Federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Senior Secured Credit Facilities” means (i) the credit and guaranty agreement dated as of May 29, 2015, among the Company, the Company’s Subsidiaries that are Guarantors thereof, and Bank of America, N.A., as administrative agent, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements, indentures or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or Guarantors or otherwise, and (ii) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Senior Secured Credit Facilities”, one or more (x) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory) or letters of credit, (y) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (z) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, Guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (whether or not upon termination, and whether or not with the original lenders or otherwise).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Spread Overlay Agreements” means one or more bond hedges, warrants or other similar derivative transactions entered into by the Company in connection with its issuance of Convertible Notes.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company or another Receivables Entity that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Indenture Obligations.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that guarantees the Company’s Indenture Obligations.

“Supplemental Indenture” means a supplemental indenture substantially in the form attached as Exhibit I hereto.

“Suspension Event” means such time as (i) the Notes shall have an Investment Grade Rating (pursuant to a rating from either S&P or Moody’s (or any substituted Rating Agency)) and (ii) the Company shall have delivered to the Trustee an Officers’ Certificate certifying that the foregoing condition has been satisfied.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time, or any successor statute (including, without limitation, any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement).

“Temporary Cash Investments” means any of the following:

(1) United States Dollars,

(2) pounds sterling, euro, any national currency of any participating member state in the European Union and Canadian dollars, and such local currencies as are held from time to time in the ordinary course of business,

(3) (x) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any member state in the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government and (y) securities issued or directly and unconditionally guaranteed as to interest and principal by any country which is a member of the Organization for Economic Cooperation and Development, in each case, with maturities of 24 months or less from the date of acquisition,

(4) certificates of deposit, time deposits, demand deposits, bankers’ acceptances and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

(5) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(6) (x) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof and (y) securities commonly known as “short-term bank notes” issued by any commercial bank having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s,

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(8) taxable or tax-exempt securities which at the time of purchase have been rated and the ratings for which are not less than A3 if rated by Moody’s, and not less than A- if rated by S&P,

(9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent required or advisable in connection with any business conducted by the Company or any Restricted Subsidiary organized or operating in such jurisdiction, and

(10) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (8) above.

Notwithstanding the foregoing, Temporary Cash Investments shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit C.

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to July 15, 2018; provided, however, that if the period from such Make-Whole Redemption Date to July 15, 2018, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to July 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Triggering Indebtedness” means (i) the Senior Secured Credit Facilities or (ii) any other Indebtedness of the Company or any Restricted Subsidiary represented by bonds, debentures, notes or other securities, in each case, that has an aggregate principal amount or committed amount of at least $100.0 million; provided that in no event shall Triggering Indebtedness include Indebtedness Incurred by a Foreign Subsidiary or an Excluded Disregarded Entity that does not directly or indirectly Guarantee, become an obligor under, or otherwise provide direct credit support for any Indebtedness of the Company or any Restricted Subsidiary that is not a Foreign Subsidiary or an Excluded Disregarded Entity.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.15 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the full and timely payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares, of such Restricted Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
“act”	11.02
“Affiliate Transaction”	4.11
“Agent Members”	2.09
“Alternate Lien Covenant”	4.16
“Change of Control Offer”	4.13
“Change of Control Repurchase Date”	4.13
“Change of Control Repurchase Price”	4.13
“Covenant Defeasance”	9.01
“Designation”	4.15
“effective date”	4.19
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Foreign Disposition”	4.10
“Initial Lien”	4.12
“Legal Defeasance”	9.01
“Limited Condition Acquisition”	4.19
“Make-Whole Redemption Date”	3.07
“Note Register”	2.09
“Paying Agent”	2.03
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.16
“Revocation”	4.15
“Successor Company”	5.01
“Suspended Covenants”	4.16
“Suspension Period”	4.16

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) words used herein implying any gender shall apply to both genders;

(7) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(9) references to sections of or rules under the Securities Act, the Exchange Act or the Trust Indenture Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations 144A, Reg S; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (2) after an Initial Note is sold pursuant to an effective registration statement under the Securities Act, then, in the case of either (1) or (2), the Company may provide the Trustee with a Company Order instructing the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such Company Order.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes.

(a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $1,000,000,000; and

(ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company (provided that if the Additional Notes are not fungible with the Initial Notes for U.S. Federal income tax purposes, such Additional Notes will have a different CUSIP);

after receipt by the Trustee of a Company Order specifying:

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or Additional Notes,

(C) in the case of Additional Notes, that the issuance of such Additional Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Company may determine to include or the Trustee may reasonably request.

(d) Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture and will vote together as one class on all matters with respect to the Notes.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more “Registrars” and one or more “Paying Agents”, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 9) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any Redemption Date in accordance with Article III or date for purchase of the Notes pursuant to an offer to purchase Notes pursuant to Section 4.10 or Section 4.13, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP, ISIN, CINS or Other Similar Numbers. The Company in issuing the Notes may use “CUSIP”, “ISIN”, “CINS” or other similar numbers, and the Trustee will use CUSIP, ISIN, CINS or other similar numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or offer to purchase. The Company will promptly notify the Trustee of any change in the CUSIP, ISIN, CINS or other similar numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Note Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, (1) except as set forth in Section 2.09(b)(4) and (2) except that transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.11.

(3) Members of, or direct or indirect participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend; provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an offer to purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an offer to purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the Redemption Date or date of purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e) Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any U.S. Federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Each Holder by acceptance of its Notes agrees to indemnify the Trustee against liability that may result from the transfer, exchange or assignment of such Holder’s interest in the Note in violation of any provision of this Indenture and/or applicable U.S. Federal and state securities laws.

Section 2.11. Temporary Offshore Global Notes.

(a) Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) At any time after the Restricted Period, an owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) (i) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership or (ii) may make a comparable certification in accordance with applicable procedures of the Depositary (it being understood that, in either case, the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of any such certificate with respect to such a beneficial interest, (A) in the case of clause (i) above, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest or (B) in the case of clause (ii) above, the Temporary Offshore Global Note Legend shall be deemed to have been removed with respect to such beneficial interest in accordance with applicable procedures of the Depositary.

(c) Notwithstanding paragraph (b) above, if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser (i) may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser or (ii) may make a comparable certification in accordance with applicable procedures of the Depositary, in which case (A) in the case of clause (i) above, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest or (B) in the case of clause (ii) above, the Temporary Offshore Global Note Legend shall be deemed to have been removed with respect to such beneficial interest in accordance with applicable procedures of the Depositary.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is (x) exchanged, or deemed to have been exchanged in accordance with applicable procedures of the Depositary, for an interest in a Permanent Offshore Global Note or (y) transferred for an interest in another Global Note or a Certificated Note.

Section 2.12. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Section 2.13. Defaulted Interest. If the Company defaults on a payment of interest when due on the Notes, it shall pay the defaulted interest, and, to the extent lawful, interest on the defaulted interest at a rate per annum that is 1% in excess of 5.250%, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date fixed by the Company, which date shall be at least five Business Days prior to the payment date fixed by the Company. At least 10 days before such special record date, the Company shall mail to each Holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five

Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Election to Redeem; Notices to Trustee. If the Company elects to redeem Notes pursuant to this Article 3, at least 30 days prior to the Redemption Date but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of such Notes to be redeemed and the Redemption Price. Notice given to the Trustee pursuant to this Section 3.01 may, at the Company’s discretion, state that any such redemption is subject to the satisfaction of one or more conditions precedent. For the avoidance of doubt, the provisions described in this Article 3 shall not apply to repurchases of Notes by the Company on the open market or in privately negotiated transactions.

Section 3.02. Selection by Trustee of Notes to be Redeemed. If the Company redeems fewer than all of the Notes at any time, the Trustee will select the Notes to be redeemed by lot, on a pro rata basis or by any other method the Trustee deems to be fair and appropriate (or, in the case of Global Notes, based on the method required by the Depositary or, if it is not so required, a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate), unless otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.

The Company will redeem Notes of $2,000 or less in whole and not in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption. The Company will cause notices of redemption to be mailed by first-class mail (or electronic transmission in the case of Global Notes) at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes (with a copy to the Trustee) to be redeemed at its registered address. The Company may provide in the notice that payment of the Redemption Price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another Person. Any notice may, at the Company’s discretion, state that the redemption is subject to the satisfaction of one or more conditions precedent.

The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) if such redemption is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(h) the aggregate principal amount of Notes that are being redeemed;

(i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense; provided, however, that the Company has delivered to the Trustee, at least five Business Days prior to the date on which such notice is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption. Once the notice of redemption described in Section 3.03 is mailed (or delivered) and any conditions precedent to such redemption have been satisfied, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date; and (b) if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed (or delivered) in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05. Deposit of Redemption Price. On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.04(a), accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from, and including, the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the Redemption Date for such Notes. On and after such Redemption Date, unless the Company defaults in payment of the Redemption Price on such Redemption Date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

Section 3.07. Optional Redemption. Except as set forth below in this Section 3.07, the Notes may not be redeemed at the option of the Company.

(a) At any time or from time to time on or after July 15, 2018, the Company, at its option, may redeem the Notes, in whole or in part, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date):

Year	Percentage
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

(b) At any time or from time to time prior to July 15, 2018, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) with the Net Cash Proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 105.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date); provided that:

(i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

(c) At any time or from time to time prior to July 15, 2018, the Company may also redeem all or any portion of the Notes at a Redemption Price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the Redemption Date (a “Make-Whole Redemption Date”) (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date).

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08. No Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal, Premium and Interest.

(a) The Company agrees to pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes and Section 2.13.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Reports to Holders.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to the Trustee any such information, documents or reports that are not so filed at the times specified for such filings under such Sections. The Trustee shall have no responsibility to determine if any such filing has occurred. Delivery of the reports, information and documents in accordance with this paragraph shall satisfy the Company’s obligation to make such delivery, but, in the case of the Trustee, such delivery shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(b) Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of Section 6.01(d) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 60 days after written notice to the Company of such failure from the Trustee or the Holders of at least 25% of the principal amount of the Notes.

(c) To the extent not satisfied by the foregoing, for so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) The Company will comply with Section 314(a) of the Trust Indenture Act.

Section 4.04. Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section 4.04 shall not prohibit any transaction otherwise permitted by Section 4.10 or Article 5.

Section 4.05. Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be remitted to the Company.

Section 4.06. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (b) all lawful claims against the Company or any Restricted Subsidiary for labor, materials and supplies, which in the case of either clause (a) or (b) of this Section 4.06, if unpaid, might by law become a lien upon a Property; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) where such failure to pay or discharge such tax, assessment, charge or claim would not have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.07. Limitation on Restricted Payments.

(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, on or after the Issue Date:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company and other than dividends, distributions or any other payment on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock payable to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) the Company’s Capital Stock or any Capital Stock of any Restricted Subsidiary (other than (A) Capital Stock of any Wholly Owned Subsidiary of the Company or (B) purchases, redemptions, defeasances or other acquisitions made by a Restricted Subsidiary of its Capital Stock on a pro rata basis from all holders of its Capital Stock);

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at, or within 365 days of, the Stated Maturity thereof and (ii) any payment in the form of Qualified Capital Stock of the Company; or

(iv) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (iv) above being referred to as “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, the Company’s Consolidated Fixed Charge Coverage Ratio is equal to or greater than 2.0 to 1.0; and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made on or after the Issue Date (including Restricted Payments permitted by clauses (1), (7) and (10) of Section 4.07(b), but excluding all other Restricted Payments permitted by Section 4.07(b)) does not exceed the sum, without duplication, of:

(A) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on September 28, 2014 and ending on the last day of the Company’s last fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property (other than cash) and marketable securities received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company (other than from any of its Subsidiaries), including the Fair Market Value of the common equity of any Person merging with the Company, or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock as set forth in clause (2) of paragraph (b) of this Section 4.07);

(C) 100% of the aggregate Net Cash Proceeds received after September 28, 2014 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and only to the extent such borrowing is repaid);

(D) 100% of the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate Net Cash Proceeds received by the Company from their original issuance (other than from any of its Subsidiaries) (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and only to the extent such borrowing is repaid);

(E) 100% of the aggregate amount received in cash and the Fair Market Value of property (other than cash) and marketable securities received by the Company after the Issue Date by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries, (ii) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary and (iii) a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment), in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Company for such period; and

(F) upon a redesignation of an Unrestricted Subsidiary designated as such after the Issue Date as a Restricted Subsidiary, 100% of the lesser of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary immediately following such redesignation, and (ii) the aggregate amount of the Company’s Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (3) and were not previously repaid or otherwise reduced.

(b) Notwithstanding the foregoing, and in the case of clauses (8), (10), (13) and (14) of this Section 4.07(b), so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions:

(1) the payment of any dividend within 90 days after the date of declaration thereof, if at such date of declaration such payment was permitted or not precluded by the provisions of this Indenture (the declaration after the Issue Date of such payment will be deemed a Restricted Payment under Section 4.07(a) as of the date of declaration but the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.07(a));

(2) the making of a Restricted Payment in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of the Company) of, shares of Qualified Capital Stock of the Company or of a substantially concurrent cash capital contribution received by the Company from its shareholders; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock or such capital contribution are excluded from clause (3)(B) of Section 4.07(a);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the Net Cash Proceeds from a substantially concurrent incurrence of Refinancing Indebtedness in respect thereof;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis;

(5) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(6) the repurchase of Capital Stock deemed to occur upon exercise of stock options or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that shares of such Capital Stock represent all or a portion of (i) the exercise or purchase price of such options or other equity awards and (ii) the amount of withholding taxes owed by the recipient of such award in respect of such exercise, grant, vesting or lapse of restrictions;

(7) the repurchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company or its Restricted Subsidiaries from employees, former employees, directors, former directors, consultants or former consultants of the Company or any Restricted Subsidiary or their respective estate, spouse, former spouse or family member (or the payment of principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition or retirement), pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired;

(8) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee pursuant to provisions similar to those described in Sections 4.10 and 4.13; provided that prior to consummating, or concurrently with, any such repurchase, the Company has made the Change of Control Offer or the offer described in Section 4.10 and has repurchased all Notes validly tendered for payment in connection with such offers;

(9) payments of intercompany Indebtedness, the Incurrence of which was permitted under Section 4.09(b)(2);

(10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (including any Disqualified Stock) of the Company or any of its Restricted Subsidiaries whenever issued; provided that, immediately after giving pro forma effect to the issuance of such Designated Preferred Stock (assuming the payment of dividends thereon even if permitted to accrue under the terms thereof), the Company could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a);

(11) cash payments in the form of cash settlements with respect to a Spread Overlay Agreement in accordance with the terms thereof, and only to the extent required thereby, so long as the Company receives contemporaneously with or within 90 days immediately preceding such distribution aggregate cash payments in connection with such Spread Overlay Agreement of not less than the amount of such distribution (to the extent constituting a Restricted Payment);

(12) payments or distributions to dissenting stockholders of a Person being acquired by, or merging into, the Company or any Restricted Subsidiary pursuant to applicable law, pursuant to or in connection with a consolidation, merger or acquisition of assets that complies, if applicable, with the provisions of this Indenture;

(13) any Restricted Payments made by the Company or any Restricted Subsidiary, so long as, after giving pro forma effect thereto and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 3.75 to 1.00; and

(14) other Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of $500.0 million or 6.0% of Total Assets at the time of such Restricted Payment.

(c) In the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the types of Restricted Payments described in Section 4.07(b), the Company, in its sole discretion, will classify such Restricted Payment (or any portion thereof) at the time of payment and will only be required to include the amount and type of such payment in one of the clauses in Section 4.07(b) (provided that any payment originally classified as paid pursuant to any of clauses (b)(1) through (b)(14) of this Section 4.07 may later be reclassified as having been paid pursuant to Section 4.07(a) or any other of clauses (b)(1) through (b)(14) of this Section 4.07 above to the extent that such reclassified payment could be paid pursuant to Section 4.07(a) or one of clauses (b)(1) through (b)(14) of this Section 4.07, as the case may be, as if it were paid at the time of such reclassification).

(d) It is understood that any deferred purchase price or earn-out obligation payable by the Company or any Restricted Subsidiary pursuant to an agreement entered into prior to the Issue Date (as may be amended or modified from time to time, so long as any such amendment or modification is not materially adverse to the holders, as determined in good faith by the Company) is not a Restricted Payment and shall be permitted under this Section 4.07.

Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation, including the application of any remedy bars thereto, to any other obligation, shall not be deemed to constitute such an encumbrance or restriction), except:

(1) with respect to clauses (a), (b) and (c),

(A) (x) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or (y) an agreement in effect at or entered into on the Issue Date;

(B) any encumbrance or restriction pursuant to this Indenture, the Notes and the Subsidiary Guarantees;

(C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(F) any encumbrance or restriction existing under or by reason of customary provisions contained in any Permitted License, contract, lease, sub-lease, joint venture agreement, Collaboration Agreement or similar agreement;

(G) any limitation or prohibition on the disposition or distribution of assets or property in asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

(H) any encumbrance or restriction existing under or by reason of Liens permitted to be Incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(I) any encumbrance or restriction existing under or by reason of other Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that, in the judgment of the Company, such incurrence will not likely result in the Company being unable to make payments under the Notes when due (as determined in good faith by the Company);

(J) any encumbrance or restriction existing under or by reason of contractual requirements of a Restricted Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Restricted Subsidiary; and

(K) any encumbrance or restriction pursuant to any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (A) through (J) above; provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, taken as a whole, as reasonably determined by the Company, with respect to such encumbrances and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing unless in the good faith determination of the Company, such restrictions are not likely to result in the Company being unable to make scheduled payments of principal and interest on the Notes as they become due; and

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B) any encumbrance or restriction contained in Capital Lease Obligations, any agreement governing Purchase Money Indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, Purchase Money Indebtedness, security agreements or mortgages.

Section 4.09. Limitation on Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

(b) Notwithstanding the provisions of clause (a) of this Section 4.09, the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred pursuant to the Senior Secured Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed an amount equal to $3.50 billion;

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (2);

(3) Indebtedness of the Company pursuant to the Notes (but excluding any Additional Notes) and Indebtedness of any Subsidiary Guarantor pursuant to a Subsidiary Guarantee of the Notes;

(4) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.09(b));

(5) Indebtedness of (a) the Company or a Restricted Subsidiary Incurred to finance an acquisition or (b) a Person that is acquired by, or merged into, the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that on the date of such Incurrence, acquisition or merger and after giving effect thereto on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such Incurrence, acquisition or merger or (ii) the Company would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of this Section 4.09;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) of this Section 4.09, pursuant to this clause (6) or pursuant to clause (3), (4), (5) or (12) of this Section 4.09(b);

(7) Hedging Obligations or Swap Obligations (x) directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture or (y) entered into in the ordinary course of business and not for speculative purposes;

(8) obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, stay, customs, appeal, replevin or surety bonds, performance, completion or similar guarantees or similar obligations of, or provided by, the Company or any Restricted Subsidiary in connection with pledges, deposits or payments made in the ordinary course of business, including in connection with, or to secure, statutory, regulatory or similar obligations, including under health, safety or medical obligations;

(9) Indebtedness Incurred or assumed by the Company or any of its Restricted Subsidiaries (a) arising from bonds or otherwise issued to the adverse party in connection with the settlement or appeal of any Adverse Proceedings or (b) arising from agreements providing for indemnification, contribution, adjustment of purchase price, earn-out (or other contingent purchase price) or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Restricted Subsidiary pursuant to such agreements, in each case, in connection with (i) the sale of goods or any acquisition or disposition of any business or assets of the Company or any of its Restricted Subsidiaries (including, without limitation, any Capital Stock of the Company or a Restricted Subsidiary) consummated prior to the Issue Date or otherwise permitted under this Indenture or (ii) Permitted Investments;

(10) Indebtedness (i) in respect of netting services, overdraft protections and otherwise in connection with deposit accounts or (ii) arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including automated clearinghouse (ACH) transfers) in the ordinary course of business; provided that such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its Incurrence;

(11) Indebtedness consisting of any Guarantee by (i) the Company or a Subsidiary Guarantor of Indebtedness or other Obligations of the Company or any of the Restricted Subsidiaries, (ii) a Foreign Subsidiary and/or an Excluded Disregarded Entity of Indebtedness or other Obligations of a Foreign Subsidiary, an Excluded Disregarded Entity or any other Restricted Subsidiary or (iii) a Non-Guarantor Subsidiary of Indebtedness or other Obligations of another Non-Guarantor Subsidiary, the Company or any other Subsidiary, in each case so long as the Incurrence of such guaranteed Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (a) if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness so guaranteed and (b) if the Guarantee is by a Non-Guarantor Subsidiary that is a Domestic Subsidiary and is of Triggering Indebtedness, such Domestic Subsidiary guarantees the Notes;

(12) (A) (i) Capital Lease Obligations and (ii) Purchase Money Indebtedness, and Refinancing Indebtedness in respect of clause (i) or (ii), in an aggregate principal amount on the date of Incurrence that, immediately after giving effect to the Incurrence of such Indebtedness and when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (12)(A) (but not including any Indebtedness being Refinanced with the proceeds of the Indebtedness being Incurred), does not exceed the greater of $400.0 million or 5.0% of Total Assets and (B) Indebtedness arising in connection with the Permitted Gen-Probe Asset Sale;

(13) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

(14) Indebtedness of Foreign Subsidiaries and other Non-Guarantor Subsidiaries in an aggregate principal amount on the date of Incurrence that, immediately after giving effect to the Incurrence of such Indebtedness and when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (14) (but not including any Indebtedness being Refinanced with the proceeds of the Indebtedness being Incurred), does not exceed the greater of $500.0 million or 6.0% of Total Assets;

(15) Indebtedness of the Company or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay or similar obligations contained in supply, manufacturing, outsourcing or similar arrangements, in each case, in the ordinary course of business;

(16) (x) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Senior Secured Credit Facilities in a principal amount not in excess of the stated amount of such letter of credit and (y) any letter of credit or bank guarantees (other than letters of credit issued pursuant to the Senior Secured Credit Facilities) not supporting Indebtedness and having an aggregate face amount not to exceed $75 million outstanding at any time;

(17) Foreign Jurisdiction Deposits;

(18) Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (11) of the definition of “Permitted Investment”;

(19) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 6.01(f);

(20) (x) Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees of the Company and/or its Restricted Subsidiaries, in an aggregate amount not to exceed $25.0 million at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees of the Company and/or its Restricted Subsidiaries and (y) to the extent constituting Indebtedness, (i) deferred compensation to employees of the Company and/or its Restricted Subsidiaries in the ordinary course of business, (ii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law, (iii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business and (iv) reserves established by Company and/or any Restricted Subsidiary for litigation or tax contingencies;

(21) Indebtedness consisting of obligations to make payments to current or former officers, directors, current or former consultants or employees of the Company and/or its Restricted Subsidiaries or their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of, Capital Stock of the Company to the extent permitted under Section 4.07(b)(7); and

(22) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, immediately after giving effect to the Incurrence of such Indebtedness and when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries then outstanding and Incurred pursuant to this clause (22) (but not including any Indebtedness being Refinanced with the proceeds of the Indebtedness being Incurred), does not exceed the greater of $500.0 million or 6.0% of Total Assets.

(c) For purposes of determining compliance with this Section 4.09:

(i) all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as Incurred under clause (1) of Section 4.09(b) and may not be reclassified;

(ii) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) or Section 4.09(b), the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the clauses in Section 4.09(a) or Section 4.09(b) (provided that any Indebtedness originally classified as Incurred pursuant to any of clauses (b)(1) through (b)(22) of this Section 4.09 may later be reclassified (except as specified in clause (i) above) as having been Incurred pursuant to Section 4.09(a) or any of clauses (b)(1) through (b)(22) of this Section 4.09 to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 4.09(a) or one of clauses (b)(1) through (b)(22) of this Section 4.09, as the case may be, if it were Incurred at the time of such reclassification);

(iii) the Company will be entitled (except as specified in clause (i) of this Section 4.09(c)) to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (b)(1) through (b)(22) of this Section 4.09; and

(iv) accrual of interest, the increase of accreted value and the payment of interest and dividends in the form of additional Indebtedness (including any payment in kind or PIK payment), Disqualified Stock or Preferred Stock, as applicable, of the same type as the underlying obligation shall not be deemed to be Incurrence of Indebtedness; provided that, in each case, any such additional Indebtedness shall be included in the definition of Consolidated Total Indebtedness.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

(e) The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

(f) The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly incur any Indebtedness (including permitted Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or the applicable Subsidiary Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be; provided that (i) this sentence shall not apply to Indebtedness Incurred under clause (1) of Section 4.09(b); (ii) unsecured Indebtedness or Indebtedness that is not Guaranteed shall not be treated as subordinated or junior to any other Indebtedness merely because it is unsecured or not Guaranteed; and (iii) Indebtedness shall not be treated as subordinated or junior in right of payment to any other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Section 4.10. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2) at least 70% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) an amount equal to l00% of the Net Available Cash from such Asset Disposition is applied,

(A) to the extent the Company elects (or is required by the terms of any Indebtedness), to (i) prepay, repay, redeem or purchase Secured Indebtedness (under the Senior Secured Credit Facilities or otherwise permitted under this Indenture) of the Company or a Subsidiary Guarantor, (ii) prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of a Non-Guarantor Subsidiary, (iii) (x) pay any Convertible Note Repayment Obligations then due and payable in respect of any Convertible Notes outstanding on the Issue Date (or in respect of any new Convertible Notes that are issued after the Issue Date in exchange for Convertible Notes outstanding on the Issue Date so long as such new Convertible Notes have a maturity date, or any other scheduled repurchase, put or redemption date or are convertible into cash in lieu of shares on a date, that is before the Stated Maturity (solely in regards to principal payments) of the Notes) as a result of the occurrence of a Convertible Note Repayment Event or to fund a Convertible Note Repayment Reserve for Convertible Notes outstanding on the Issue Date (or for any such new Convertible Notes) or (y) purchase or repurchase any Convertible Notes outstanding on the Issue Date (or in respect of any new Convertible Notes that are issued after the Issue Date in exchange for Convertible Notes outstanding on the Issue Date so long as such new Convertible Notes have a maturity date, or any other scheduled repurchase, put or redemption date or are convertible into cash in lieu of shares on a date, that is before the Stated Maturity (solely in regards to principal payments) of the Notes) through negotiated or open market transactions or (iv) prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor; provided that, in the case of this clause (iv), the Company shall (x) apply a pro rata portion (determined and as modified based on the provisions set forth in clause (b) of this Section 4.10) of such Net Available Cash to redeem or repurchase the Notes (a) as described under Section 3.07 or (b) through open market purchases at a purchase price not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon, or (y) make an offer (in accordance with the procedures set forth in clauses (d) and (e) of this Section 4.10) to all Holders to purchase their Notes at a purchase price not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon (in each case other than Indebtedness or other Obligations owed to the Company or a Subsidiary of the Company) within one year from the later of the date of such Asset Disposition and the receipt of such Net Available Cash;

(B) to the extent the Company elects (including with respect to the balance of such Net Available Cash after application (if any) in accordance with clause (3)(A) of this Section 4.10(a)), to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case (i)

used or useful in a Permitted Business or (ii) that replace the properties and assets that are the subject of such Asset Disposition, in each case, within 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that a binding commitment to make such Investment or capital expenditure within such 18-month period shall be treated as a permitted application of the Net Available Cash under this clause (B) from the date of such commitment, it being understood that (x) if such binding commitment is later canceled or terminated for any reason before such Net Available Cash is so applied and the Company fails to enter into another binding commitment within the later of (I) six months of such cancellation, (II) termination of the prior binding commitment and (III) the end of such 18-month period or (y) irrespective of clause (x), such Investment or capital expenditure is not consummated within 24 months after the later of the receipt of the Net Available Cash from such Asset Disposition and the date of such Asset Disposition, then, in either case, such application shall not be treated as a permitted application of the Net Available Cash under this clause (B); and

(C) to the extent of the balance of such Net Available Cash after application (if any) in accordance with clauses (3)(A) and (3)(B) of this Section 4.10(a), to make an offer to the Holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to repurchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness made to satisfy clause (3)(A) or (3)(C) of this Section 4.10(a), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

(b) Notwithstanding Section 4.10(a), the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.10 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.10 exceeds the greater of $300.0 million or 3.0% of Total Assets (such amount not utilized, “Excess Proceeds”). Pending application of Excess Proceeds pursuant to this Section 4.10 (but without restricting or limiting the Company’s and the Restricted Subsidiaries’ ability to apply payments to reduce revolving credit indebtedness under clause (3)(A) or (3)(C) of Section 4.10(a), such Excess Proceeds shall be invested in Temporary Cash Investments or Investment Grade Securities or applied to temporarily reduce revolving credit indebtedness.

(c) For the purposes of this Section 4.10, the following are deemed to be cash or cash equivalents:

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms contractually subordinated to the Notes) (i) that are assumed by the transferee of such assets and for which the Company and all of the Restricted Subsidiaries have been unconditionally released or (ii) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation;

(2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary within 180 days into cash, to the extent of cash received in that conversion;

(3) all Temporary Cash Investments;

(4) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of $400.0 million or 5.0% of Total Assets; and

(5) all payments (including holdbacks) to which the Company or any Restricted Subsidiary may become entitled as a result of such Asset Disposition but only to the extent of the cash and Temporary Cash Investments placed in escrow for the benefit of the Company or such Restricted Subsidiary.

(d) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause (a)(3)(C) of this Section 4.10, or the Company elects to purchase Notes in accordance with clause (a)(3)(A) of this Section 4.10, the Company will purchase Notes (and such other Senior Indebtedness) tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this clause (d) if the Net Available Cash available therefor is less than the greater of $300.0 million or 3.0% of Total Assets (which amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be reset at zero. Accordingly, to the extent that the aggregate amount of outstanding Notes and other Senior Indebtedness of the Company tendered for repurchase is less than the aggregate amount of unapplied Net Available Cash, the Company may use any such remaining Net Available Cash for general corporate purposes of the Company and its Restricted Subsidiaries.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

(f) An offer to the Holders of the Notes under clause (3)(A) or (3)(C) of Section 4.10(a) may be made in advance of the consummation of an Asset Disposition, and conditioned upon the consummation of such Asset Disposition, if a definitive agreement has been executed for the Asset Disposition at the time of making such offer.

(g) Notwithstanding any other provisions of this Section 4.10, (i) to the extent that any of or all the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this Section 4.10, and such amounts may be retained by the applicable Foreign Subsidiary (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law (subject to the immediately following clause (ii))), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, subject to the immediately following clause (ii), such repatriation will be promptly effected and such repatriated Net Available Cash will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional taxes, costs and expenses payable or reserved against as a result thereof (including, without limitation, any repatriation costs associated with receipt by the applicable taxpayer of such proceeds)) (whether or not repatriation actually occurs) in compliance with this Section 4.10 and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition or any other disposition of the property and/or assets of an Excluded Disregarded Entity would likely be expected to have an adverse tax consequence with respect to such Net Available Cash (which, for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Company, any Restricted Subsidiary, any Excluded Disregarded Entity or any of their respective Affiliates and/or equity partners would suffer an adverse tax consequence, including, but not limited to, as a result of a tax dividend, a deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Available Cash so affected may be retained by the applicable Foreign Subsidiary or Excluded Disregarded Entity, as

applicable. The non-application of any Net Available Cash as a consequence of this Section 4.10(g) will not, for the avoidance of doubt, constitute a Default or an Event of Default (and such Net Available Cash shall not be due and/or payable to the extent that such Net Available Cash is not required to be applied as a result of this Section 4.10(g)).

Section 4.11. Limitation on Affiliate Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $100.0 million, (A) a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company and complies with clause (1) of this Section 4.11(a) or (B) a resolution adopted by the majority of the disinterested directors of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction (x) has been approved by a majority of the disinterested directors of the Board of Directors of the Company and (y) complies with clause (1) of this Section 4.11(a).

(b) The provisions of clause (a) of this Section 4.11 will not prohibit:

(1) Restricted Payments permitted to be made pursuant to Section 4.07 or Permitted Investments (other than a Permitted Investment under clauses (1) or (2) of the definition thereof);

(2) any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of the Company, and payments, awards, grants or issuances of Capital Stock or other securities pursuant thereto;

(3) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $25.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable fees or other reasonable compensation to, or the provision of customary benefits or indemnification arrangements to, consultants and former consultants, employees, directors and officers of the Company and its Restricted Subsidiaries whether arising under the Company’s or its Restricted Subsidiaries’ organizational documents or other applicable agreements or law;

(5) transactions between or among the Company and/or its Restricted Subsidiaries or among Restricted Subsidiaries;

(6) any transaction with the Company, a Restricted Subsidiary or any Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary or Person;

(7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(8) (x) any agreement, document, instrument or arrangement as in effect on the Issue Date (and any transactions contemplated thereunder) or (y) any amendments, modifications, replacements, renewals or extensions of any such agreement (so long as such amendments, modifications, replacements, renewals or extensions, taken as a whole, are not less favorable in any material respect to the Company and the Restricted Subsidiaries, taken as a whole) and the transactions evidenced thereby;

(9) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Qualified Party stating that the consideration to be received or paid in such transaction is fair from a financial point of view;

(10) (x) transactions with consultants, customers, clients, suppliers, lessees, sublessees or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, (y) transactions arising under or pursuant to Permitted Licenses or (z) the entering into and consummation of Collaboration Agreements or similar arrangements in compliance with the terms of this Indenture, so long as the terms of any such transaction are fair to the Company and the Restricted Subsidiaries in the good faith determination of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith);

(11) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise); provided that no other Affiliate of the Company (other than a Restricted Subsidiary) owns the remaining interests;

(12) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or new agreement, taken as a whole, is not materially less favorable to the Company and its Restricted Subsidiaries than the agreement in effect on the Issue Date (as determined by the Company in good faith);

(13) the provision of services to employees, directors or officers of, or consultants or former consultants to, the Company or any of its Restricted Subsidiaries of the nature provided by the Company or any of its Restricted Subsidiaries to customers in the ordinary course of business;

(14) transactions effected as a part of a Qualified Receivables Transaction;

(15) (i) the payment of transaction fees, costs, expenses and all other amounts in connection with the Senior Secured Credit Facilities, (ii) the execution and performance of the agreements, documents and/or instruments evidencing and/or entered into in connection with the Senior Secured Credit Facilities, the making of the loans thereunder and the transactions contemplated thereunder, (iii) the redemption of the 2020 Notes as described under “Use of Proceeds” in the Offering Circular and (iv) the issuance of the Initial Notes, the execution of and performance under this Indenture and the transactions contemplated thereunder;

(16) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because a director of such Person is also a director of the Company or any direct or indirect parent company of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person;

(17) any Affiliate Transaction that is pursuant to an agreement, document or instrument entered into before such Person became an Affiliate of the Company and not in contemplation thereof; and

(18) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary.

Section 4.12. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the immediately preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.13. Repurchase of Notes Upon a Change of Control.

(a) If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in this Indenture, except that the Company shall not be obligated to repurchase the Notes pursuant to this Section 4.13 in the event that the Company has exercised the right to redeem all of the Notes as described in Section 3.07. In the Change of Control Offer, the Company will offer to purchase all of the Notes at a repurchase price (the “Change of Control Repurchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (the “Change of Control Repurchase Date”) (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been repurchased prior to such Regular Record Date). The Change of Control Repurchase Date will be a date fixed by the Company to be a Business Day no earlier than 30 nor later than 60 days from the date notice of the Change of Control Offer is mailed (or delivered); provided that the Change of Control Repurchase Date may not occur prior to the effectiveness of the Change of Control.

(b) Within 30 days after any Change of Control Repurchase Event or, at the Company’s option, prior to such Change of Control Repurchase Event but after it is publicly announced (provided that a definitive agreement is in place for such Change of Control), the Company must notify the Trustee and give written notice of the Change of Control Repurchase Event to each Holder of Notes, by first-class mail, postage prepaid (or electronic transmission in the case of Global Notes), at its address appearing in the Note Register. The notice must state, among other things:

(i) that a Change of Control Repurchase Event has occurred or may occur and the date of such event;

(ii) the Change of Control Repurchase Price and the Change of Control Repurchase Date;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Repurchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Repurchase Date; and

(v) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of its compliance with such securities laws or regulations. The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly surrendered and not withdrawn under such Change of Control Offer.

(d) On the Change of Control Repurchase Date, the Company will, to the extent permitted by law (and, at its election, in the case of clause (iii)(x) below):

(i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Repurchase Price in respect of all Notes or portions thereof so tendered; and

(iii) deliver, or cause to be delivered, to the Trustee (x) for cancellation the Notes so accepted and (y) an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in the last sentence of subsection (c) of this Section 4.13, repurchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 days nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above), to redeem all Notes that remain outstanding following such repurchase at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date if the Notes have not been redeemed prior to such Regular Record Date).

Section 4.14. Additional Guarantees. If any Domestic Subsidiary of the Company that is not a Subsidiary Guarantor (other than a Receivables Entity, an Excluded Disregarded Entity or an Unrestricted Subsidiary) becomes a guarantor or obligor in respect of any Triggering Indebtedness, within 20 Business Days of such event the Company shall cause such Domestic Subsidiary to enter into a Supplemental Indenture pursuant to which such Domestic Subsidiary shall agree to Guarantee the Notes and the Indenture Obligations, fully and unconditionally, on a senior basis.

Notwithstanding the foregoing, a Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released:

(a) upon a sale or disposition of such Subsidiary in a transaction that is permitted under this Indenture such that such Subsidiary ceases to be a Subsidiary;

(b) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(c) if the Company exercises its Legal Defeasance option or Covenant Defeasance option as described in Article 9 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; or

(d) in respect of any Subsidiary that becomes a Subsidiary Guarantor on account of its being a guarantor or obligor in respect of Triggering Indebtedness as provided in the immediately preceding paragraph, upon the release of such Subsidiary Guarantor’s guarantee under all applicable Triggering Indebtedness except a discharge upon payment thereof.

Section 4.15. Limitations on Designation of Unrestricted Subsidiaries.

(a) The Company may designate after the Issue Date any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) as an Unrestricted Subsidiary under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(2) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Subsidiary of the Company that is not (x) a Subsidiary of the Subsidiary so designated or (y) any other Unrestricted Subsidiary;

(3) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; and

(4) either (x) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (y) if such Subsidiary has consolidated assets greater than $10,000, then such Designation would not be prohibited under Section 4.07;

(b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect to such Revocation:

(1) (A) the Company could Incur at least $1.00 of additional Indebtedness under Section 4.09(a) or (B) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(2) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

(3) no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

Each Designation and Revocation must be evidenced by promptly delivering to the Trustee a board resolution of the Board of Directors of the Company giving effect to such Designation or Revocation, as the case may be, and an Officers’ Certificate certifying compliance with the preceding provisions. A Revocation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary.

Section 4.16. Suspension Event.

If at any time after the Issue Date a Suspension Event occurs, then:

(a) Sections 4.07, 4.08, 4.09, 4.10, 4.11, and 4.15 and 5.01(a)(3) (collectively, the “Suspended Covenants”) shall each be suspended; and

(b) Section 4.12 shall be replaced in its entirety with the following covenant (the “Alternate Lien Covenant”):

“The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Restricted Property securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.”

(c) Additionally, at such time as the Suspended Covenants are suspended, the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and such designation shall be deemed to have created a Restricted Payment as set forth above under Section 4.07 following the Reversion Date.

(d) If the Suspended Covenants are suspended and the Alternate Lien Covenant is applicable for any period of time as a result of the occurrence of a Suspension Event (the “Suspension Period”), and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the definition of Suspension Event is not satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and Section 4.12 solely with respect to events occurring after such date.

(e) On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness incurred pursuant to Section 4.09(b)(4). For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(3) on such Reversion Date. Affiliate Transactions entered into during the Suspension Period will be deemed to have been effected pursuant to Section 4.11(b)(8)(x) on such Reversion Date. Liens incurred during the Suspension Period that were permitted pursuant to the Alternate Lien Covenant without equally and ratably securing the Notes will be deemed to be a Permitted Lien under clause (7) of the definition thereof on such Reversion Date. For purposes of Section 4.10, the amount of Excess Proceeds will be reset to zero on such Reversion Date.

(f) In addition to the foregoing, in the event of any Reversion Date, no action taken or omitted to be taken by the Company or any of its Subsidiaries during the Suspension Period (that was permitted during the Suspension Period) shall give rise to a Default or Event of Default under this Indenture upon such Reversion Date as a result of the reinstatement of (x) the Suspended Covenants or (y) Section 4.12.

(g) The Company shall provide an Officers’ Certificate to the Trustee indicating the occurrence of any Suspension Period or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Period or Reversion Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of Notes upon request.

Section 4.17. Compliance Certificate.

(a) The Company and each Guarantor shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year, an Officers’ Certificate as to the signing Officers’ knowledge of the Company’s and/or such Guarantor’s, as applicable, compliance with all applicable conditions and covenants contained in this Indenture. For purposes of this Section 4.17(a), such compliance shall be determined without regard to any grace period or requirement of notice provided under this Indenture. Any notice required to be given under this Section 4.17(a) shall be delivered to the Trustee at its Corporate Trust Office.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.18. Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.19. Financial Calculations for Limited Condition Acquisitions. In connection with any Limited Condition Acquisition and any related transactions (including any financing thereof), at the Company’s election, (a) compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the date a definitive agreement for such Limited Condition Acquisition is entered into (the “effective date”) and not as of any later date as would otherwise be required under this Indenture, and (b) any calculation of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Senior Secured Debt Ratio, the Consolidated Total Leverage Ratio, or any amount based on a percentage of Total Assets, or any other determination under any basket or ratio under this Indenture, may be made as of such effective date and, to the extent so made, will not be required to be made at any later date as would otherwise be required under this Indenture, giving pro forma effect to such Limited Condition Acquisition and any related transactions (including any Incurrence of Indebtedness and the use of proceeds thereof). If the Company makes such an election, any subsequent calculation of any such ratio, percentage and/or basket (unless the definitive agreement for such Limited Condition Acquisition expires or is terminated without its consummation) shall be calculated on an equivalent pro forma basis. As used herein, the term “Limited Condition Acquisition” means any acquisition by one or more of the Company and its Restricted Subsidiaries of any assets, business or Person or any other Investment permitted by this Indenture whose consummation is not expressly conditioned on the availability of, or on obtaining, third party financing.

ARTICLE 5

SUCCESSORS

Section 5.01. Consolidation, Merger and Sale of Assets of the Company.

(a) The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all the assets of the Company and its Restricted Subsidiaries (taken as a whole) to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction for purposes of compliance with Sections 4.09 and Section 4.12), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a) or (B) the Consolidated Fixed Charge Coverage Ratio for the Successor Company would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) are not prohibited by this Indenture, provided, however, that clauses (2) and (3) of this Section 5.01(a) will not be applicable to (x) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (y) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

(b) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of, premium (if any) and interest on the Notes.

Section 5.02. Consolidation, Merger and Sale of Assets of a Subsidiary Guarantor.

(a) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets to, any Person unless:

(1) (a) the resulting, surviving or transferee Person shall (i) be the Company or a Subsidiary Guarantor or (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and (b) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the successor Person or any Subsidiary of the successor Person as a result of such transaction as having been Incurred by such successor Person or such Subsidiary at the time of such transaction for purposes of compliance with Sections 4.09 and Section 4.12), no Default shall have occurred and be continuing; or

(2) such consolidation, merger, conveyance, transfer or lease is not prohibited by Section 4.10.

(b) In addition, the Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture; provided that subsection (a) of this Section 5.02 shall not apply, and no such Officers’ Certificate or Opinion of Counsel shall be required, in the case of such a conveyance, transfer or lease of all or substantially all of a Subsidiary Guarantor’s assets to (i) the Company or another Subsidiary Guarantor or (ii) to a non-Guarantor Restricted Subsidiary (including a Foreign Subsidiary or an Excluded Disregarded Entity) so long as, in the case of this clause (ii), the value of the Subsidiary Guarantees of the Notes and the Indenture Obligations, taken as a whole, is not materially reduced or impaired as a result of such conveyance, transfer or lease in the good faith judgment of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default”:

(a) a failure to pay interest on the Notes that continues for a period of 30 days after payment is due;

(b) a failure to pay the principal of, or premium, if any, on the Notes when due upon maturity, redemption, required repurchase, acceleration or otherwise;

(c) a failure to comply with Article 5;

(d) a failure to comply with any of the Company’s and the Subsidiary Guarantors’ other agreements contained in this Indenture and applicable to the Notes (other than a failure that is subject to clause (a), (b) or (c) of this Section 6.01) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee or receipt by the Company and the Trustee of written notice of such failure from the Holders of at least 25% of the principal amount of the Notes;

(e) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $150.0 million, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 30 days of the default or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 30 days of the acceleration;

(f) one or more judgments or orders that exceed $150.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments became final and nonappealable;

(g) any Subsidiary Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Subsidiary Guarantee, and any such Default continues for 10 days;

(h) the Company or any Significant Subsidiary:

(i) commences a voluntary insolvency proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(h); and

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of their property;

(iii) orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary;

(iv) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary; or

(v) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 consecutive days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02. Acceleration of Maturity; Rescission. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) shall have occurred and be continuing, either the Trustee (if the Event of Default is known to the Responsible Officers of the Trustee) or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable, by notice in writing to the Company and the Trustee specifying (x) the Event of Default that occurred and is continuing and (y) that such notice is an acceleration notice, the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the applicable Person, the Holders of a majority in principal amount of the Notes then outstanding may cancel such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal that has become due solely because of the acceleration and all amounts owing to the Trustee have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes, as the case may be, or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Notes may on behalf of the Holders of all the affected Notes waive any past Default or Event of Default with respect to the Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default or Event of Default (1) in the payment of interest or premium, if any, on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.06. Limitation on Suits. No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, or for any remedy hereunder, unless:

(a) the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes,

(b) the Holders of at least 25% in aggregate principal amount of outstanding Notes have made a written request to the Trustee to institute such proceeding as Trustee, and offered security or indemnity acceptable to the Trustee; and

(c) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction that is inconsistent with such request.

However, the Holder of any Note will have an absolute and unconditional right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the date or dates they are to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10. Priorities. Any money or property collected by the Trustee pursuant to this Article 6 shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it under this Indenture, and will use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(d) The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.

Section 7.04. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes or any Subsidiary Guarantee. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05. Notice of Defaults; Reports by Trustee to Holders.

(a) Within 90 days after the occurrence thereof, and if known to a Responsible Officer of the Trustee, the Trustee shall give to the Holders of the Notes notice of each Default or Event of Default known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Note Register, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Notes when and as the same shall become payable, or to make any sinking fund payment as to Notes (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

(b) Within 60 days after each August 1, beginning with August 1, 2016, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such August 1, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.06. Compensation and Indemnity.

(a) The Company shall pay to the Trustee and Agents from time to time such reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence.

(b) The Company and the Subsidiary Guarantors, jointly and severally, shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company of its obligations hereunder. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

(c) Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence.

(d) As security for the performance of the obligations of the Company in this Section 7.06, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Notes.

(e) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g) For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.

Section 7.07. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.09 or in the circumstances described in Trust Indenture Act Section 310(b);

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.09, any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

(g) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.08. Successor Trustee by Consolidation, Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.S. Federal or state authorities. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a), and the Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $250.0 million as set forth in the most recent applicable published annual report of condition.

ARTICLE 8

AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture without the consent of any Holder to:

(1) cure any ambiguity, defect, mistake or inconsistency in this Indenture, as set forth in an Officers’ Certificate;

(2) provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) comply with the requirements of Section 4.14 or Article 5, as set forth in an Officers’ Certificate;

(4) evidence and provide for the acceptance of appointment by a successor Trustee;

(5) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, as set forth in an Officers’ Certificate;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor, as set forth in an Officers’ Certificate;

(7) secure the Notes;

(8) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(9) conform the text of this Indenture, the Notes or the Subsidiary Guarantees to any provision of the “Description of Notes”, contained in the Offering Circular, as set forth in an Officers’ Certificate;

(10) allow any Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the Notes; and

(11) provide for the release of a Guarantee of the Notes by a Restricted Subsidiary of the Company where such release is otherwise permitted under this Indenture and would not result in a Default or an Event of Default.

Section 8.02. With Consent of Holders.

(a) The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any past default or compliance with any provisions of this Indenture may also be waived (except a default in the payment of principal, premium or interest and a default under clause (b) of this Section 8.02) with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes.

(b) However, no such modification or amendment may, without the consent of each Holder of Notes affected thereby:

(1) change the due date of the principal of, or any installment of principal of or interest on, the Notes;

(2) reduce the principal amount of, or any premium or interest rate on, the Notes;

(3) change the place or currency of payment of principal of, or any premium or interest on, the Notes;

(4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as described under Section 3.07;

(5) after the time an offer to purchase is required to have been made under Section 4.10 or Section 4.13, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(6) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(7) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, after the due date thereof; or

(8) reduce the percentage in principal amount of the Notes then outstanding, the consent of whose Holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults.

(c) Except as provided in Sections 6.02, 6.04 and 6.07, clause (b) of this Section 8.02 and the immediately succeeding sentence, the Holders of a majority of the principal amount of then outstanding Notes may waive future compliance by the Company with any provision of this Indenture. The Holders of at least a majority in principal amount of then outstanding Notes may waive any past Default under this Indenture, except a failure by the Company to pay the principal of, or any premium or interest on, any Notes or a provision that cannot be modified or amended without the consent of the Holders of all outstanding Notes.

(d) In determining whether the Holders of the required principal amount of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Company or any Subsidiary, or by any Affiliate of the Company or any Subsidiary, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

(e) It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(f) After an amendment that requires the consent of the Holders of the Notes becomes effective, the Company shall mail to each registered Holder of the Notes at such Holder’s address appearing in the Note Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, shall not impair or affect the validity of the amendment.

(g) Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture pursuant to Section 8.01 or this Section 8.02, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders in the case of a supplemental indenture pursuant to Section 8.02(a), and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03. Revocation and Effect of Consents. After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, subject to Section 11.02(d), any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver in accordance with Section 11.02(d).

Section 8.04. Notation on or Exchange of Notes. If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors; provided that the legal counsel delivering such Opinion of Counsel may rely on matters of fact set forth in one or more Officers’ Certificates of the Company.

Section 8.06. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Satisfaction and Discharge of Liability on Notes; Defeasance.

(a) This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when:

(1) either:

(A) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under Section 3.07 and, in any case, the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(2) in respect of clause (a)(1)(B) of this Section 9.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith),

(3) the Company or any Subsidiary Guarantor has paid all sums payable by it under this Indenture, and

(4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b) The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the related Subsidiary Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes and the related Subsidiary Guarantees, except as to:

(1) the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes under Section 2.06, registration of Notes under Section 2.09, mutilated, destroyed, lost or stolen Notes under Section 2.04, and the maintenance of an office or agency for payment under Section 2.03 and money for security payments held in trust under Section 4.05;

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4) the applicable provisions of this Article 9.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to (A) their respective obligations under Sections 4.03, 4.04, 4.06 through 4.15, inclusive, and 4.17 with respect to the outstanding Notes, (B) the operation of Sections 6.01(d), (e), (f), (g), (h) or (i) (only as such clauses (h) or (i) apply to Significant Subsidiaries) and (C) the Company’s obligations under Section 5.01(a)(3) with respect to outstanding Notes (“Covenant Defeasance”) on and after the conditions in Section 9.02 with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

(c) If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

(d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(e) Notwithstanding clauses (a) and (b) of this Section 9.01, the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.06, 7.07, 9.05 and 9.06 shall survive with respect to the Notes until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 7.07, 9.05 and 9.06 shall survive.

Section 9.02. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on such Notes;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

(1) the Company has received from, or there has been published by the Internal Revenue Service, a ruling; or

(2) since the Issue Date, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(d) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds and the grant of any related liens to be applied to such deposit);

(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Company’s obligations and the obligations of Subsidiary Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

Section 9.03. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

Section 9.05. Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.06. Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the

Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Holder affected, at the address shown in the Note Register, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantee.

(a) Each Subsidiary Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, including all Indenture Obligations, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.

Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(b) Each Subsidiary Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor shall not be discharged as to the Notes except by complete performance of the obligations contained in such Note, this Indenture and such Subsidiary Guarantee. Each Subsidiary Guarantor acknowledges that the Subsidiary Guarantee is a guarantee of payment and not of collection. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor’s Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

(d) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) The execution by each Subsidiary Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit I) evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of such Subsidiary Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 10.02. Severability. In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Limitation of Liability. Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, will not result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor under a Subsidiary Guarantee, such Subsidiary Guarantor will be entitled to a contribution from any other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP.

Section 10.05. Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.06. Reinstatement. Each Subsidiary Guarantor hereby agrees (and each Person who becomes a Subsidiary Guarantor shall agree) that the Subsidiary Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Subsidiary Guarantor.

Section 10.07. Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Subsidiary Guarantee and waiver pursuant to its respective Subsidiary Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02. Holder Communications; Holder Actions.

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act. Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, regardless of the source from which such information was derived and such disclosure shall not be deemed to be a violation of existing law.

(b) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient. The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices. Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company and/or any Subsidiary Guarantor:

Hologic, Inc.

250 Campus Drive

Marlborough, Massachusetts 01752

Attn: Treasurer

Fax: (781) 282-0669

With a copy (which shall not constitute notice) to:

Brown Rudnick LLP

1 Financial Center

Boston, Massachusetts 02111

Attn: Philip J. Flink

Fax: (617) 289-0427

If to the Trustee:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Corporate Trust Services – Administrator for Hologic, Inc.

Fax: (917) 260-1593

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company, and Subsidiary Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions; provided that such reliance was in good faith. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other applicable Depositary procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), the Company shall furnish to the Trustee:

(a) an Officers’ Certificate (which must include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which must include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder of the Company or any of the Subsidiary Guarantors, as such, will have any liability for any of the Company’s or such Subsidiary Guarantor’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 4.14.

Section 11.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Counterpart Originals. The parties may execute any number of copies of this Indenture by manual or facsimile signature. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.14. USA Patriot Act. The Company and the Subsidiary Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.15. Calculations. The Company shall be responsible for making all calculations called for under the Notes or this Indenture. The Company shall provide a copy of its calculations to each of the Trustee and the Paying Agent (if other than the Trustee), and each of the Trustee and the Paying Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification.

Section 11.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HOLOGIC, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Vice President and Treasurer

BIOLUCENT, LLC

By:	Hologic, Inc., Its: Sole Member and Manager

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Vice President and Treasurer

CYTYC CORPORATION

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

CYTYC LIMITED LIABILITY COMPANY

By:	Cytyc Corporation, Its: Sole Member

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

CYTYC INTERNATIONAL, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

CYTYC PRENATAL PRODUCTS CORP.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

CYTYC SURGICAL PRODUCTS, LIMITED PARTNERSHIP

Cytyc Corporation,
Its:	General Partner

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

DIRECT RADIOGRAPHY CORP.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

GEN-PROBE INCORPORATED

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

GEN-PROBE PRODESSE, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

GEN-PROBE SALES & SERVICE, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

INTERLACE MEDICAL, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

HOLOGIC LIMITED PARTNERSHIP

By:	Cytyc Corporation,
Its: General Partner

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

SUROS SURGICAL SYSTEMS, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

THIRD WAVE TECHNOLOGIES, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

THIRD WAVE AGBIO, INC.

By:	/s/ Marci Lerner
	Name:	Marci Lerner
	Title:	Treasurer

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

[FACE OF NOTE]

CUSIP No. [    ]

HOLOGIC, INC.

No. [ ]	[Initially][1] $[ ]

5.250% Senior Notes due 2022

HOLOGIC, INC., a Delaware corporation, as issuer (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [            ] [CEDE & CO.]1, or its registered assigns, the principal sum of              DOLLARS ($        ) [(or such other amount as indicated on the Schedule of Exchanges of Notes attached hereto)]1 on July 15, 2022.

Interest Rate: 5.250% per annum.

Interest Payment Dates: January 15 and July 15, commencing on January 15, 2016.

Regular Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes
[1]	For Global Notes
[1]	For Global Notes

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

HOLOGIC, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.250% Senior Notes due 2022 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [            ], 20[    ]

[FORM OF REVERSE OF NOTE]

HOLOGIC, INC.

5.250% SENIOR NOTE DUE 2022

1. Principal and Interest.

The Company promises to pay the principal of this Note on July 15, 2022.

The Company promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 5.250% per annum. Interest will accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [            ], 20[    ] to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing on January 15, 2016, to the Holders of record of the Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date). Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 5.250%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, subject to certain exceptions.

3. Indenture; Subsidiary Guarantees.

The Company issued the Notes under an Indenture dated as of July 2, 2015 (the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. This is one of the Notes of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Subsidiary Guarantors.

4. Optional Redemption. This Note is subject to redemption, and may be the subject of an offer to purchase, as further described in the Indenture.

5. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.

6. Amendment, Supplement, Waiver, Etc. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

8. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have all of this Note repurchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, check the box: ☐

If you wish to have a portion of this Note repurchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) below:

$        .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[1]

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

[1]	For Global Notes

EXHIBIT B

[FORM OF RESTRICTED LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-2

EXHIBIT C

[FORM OF TEMPORARY OFFSHORE GLOBAL NOTE LEGEND]

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT OFFSHORE GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

C-1

EXHIBIT D

[FORM OF DTC LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

            , 20

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Hologic, Inc.
5.250% Senior Notes due 2022 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of July 2, 2015 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐	A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

            , 20

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Hologic, Inc.
5.250% Senior Notes due 2022 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of July 2, 2015 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT G

Institutional Accredited Investor Certificate

Wells Fargo Bank, National Association

as Trustee and Registrar – DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Hologic, Inc.
5.250% Senior Notes due 2022 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of July 2, 2015 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $100,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Corporate Trust Services – Administrator for Hologic, Inc.

OR

[Name of DTC Participant]

Re:	Hologic, Inc.
5.250% Senior Notes due 2022 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of July 2, 2015 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐	A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Corporate Trust Services – Administrator

for Hologic, Inc.

Re:	Hologic, Inc.
5.250% Senior Notes due 2022 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
of July 2, 2015 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

SUPPLEMENTAL INDENTURE

dated as of             , 20

among

Hologic, Inc.,

The Guarantor(s) Party Hereto

and

Wells Fargo Bank, National Association,

as Trustee

5.250% Senior Notes due 2022

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             , 20    , among HOLOGIC, INC., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each, an “Undersigned”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of July 2, 2015 (the “Indenture”), relating to the Company’s 5.250% Senior Notes due 2022 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause its Restricted Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 4. This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

I-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HOLOGIC, INC., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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